UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2017

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Incremental Amendment to Senior Secured Credit Facilities

On September 20, 2017 (the “Amendment Closing Date”), Aramark Services, Inc. (the “Company”), an indirect wholly owned subsidiary of Aramark (“Parent”), Aramark Intermediate HoldCo Corporation, Aramark Canada Ltd. (“Aramark Canada”), Aramark Investments Limited (“Aramark UK”), and certain wholly-owned subsidiaries of the Company entered into an amendment (the “Incremental Amendment”) with the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated March 28, 2017 (the “Credit Agreement”), among the Company, Aramark Intermediate HoldCo Corporation, Aramark Canada, Aramark UK, Aramark Ireland Holdings Limited, Aramark Regional Treasury Europe, Designated Activity Company, Aramark Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

The Incremental Amendment provides for incremental senior secured credit facilities under the Credit Agreement (the “Incremental Senior Secured Credit Facilities”) comprised of a Canadian dollar denominated term A loan to Aramark Canada in an amount equal to C$120.0 million (due in 2022) and a Euro denominated term A loan to Aramark UK in an amount equal to €170.0 million (due in 2022). The term loan facilities were funded in full on the Amendment Closing Date.

The Company intends to use the borrowings under the Incremental Senior Secured Credit Facilities to repay existing term B loans outstanding under the Credit Agreement and to pay certain related fees and expenses.

Borrowings under the Incremental Senior Secured Credit Facilities bear interest at a rate equal to an applicable margin plus, (a) with respect to borrowings denominated in Euro, a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing, subject to a floor of 0%, adjusted for certain additional costs, (b) with respect to borrowings denominated in Canadian dollars, at Aramark Canada’s option, (1) a base rate determined by reference, subject to a floor of 0%, to the higher of (x) the prime rate announced by the administrative agent or (y) the one-month bankers’ acceptance rate plus 1.00% or (2) a bankers’ acceptance rate determined by reference to the rate offered for bankers’ acceptances in Canadian dollars for the interest period relevant to such borrowing, subject to a floor of 0%.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incremental Amendment No. 1, dated as of September 20, 2017, among Aramark Services, Inc. (the “Company”) Aramark Intermediate HoldCo Corporation, ARAMARK Canada Ltd. (“Aramark Canada”), ARAMARK Investments Limited (“Aramark UK”), and certain wholly-owned subsidiaries of the Company, the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated March 28, 2017, among the Company, Aramark Intermediate HoldCo Corporation, Aramark Canada, Aramark UK, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

By:	/s/ Brian P. Pressler
Name:	Brian P. Pressler
Title:	Senior Vice President, Controller and
Chief Accounting Officer

September 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Amendment No. 1, dated as of September 20, 2017, among Aramark Services, Inc. (the “Company”) Aramark Intermediate HoldCo Corporation, ARAMARK Canada Ltd. (“Aramark Canada”), ARAMARK Investments Limited (“Aramark UK”), and certain wholly-owned subsidiaries of the Company, the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated March 28, 2017, among the Company, Aramark Intermediate HoldCo Corporation, Aramark Canada, Aramark UK, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder